Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2018 RESULTS

ROUND ROCK, TX – May 15, 2018 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its first quarter ended March 31, 2018.

First Quarter Highlights:

●	First quarter 2018 revenue of $4.8 million compared with $4.4 million in the first quarter of 2017.
●	Gross margin of 38% in the first quarter of 2018 compared with 42% in the first quarter of 2017.
●	Reduced selling, general and administrative expenses by $167,000 or 10% compared to the first quarter of 2017.
●	Achieved operating income of $185,000 in the first quarter of 2018 compared to operating income of $300,000 in the first quarter of 2017 (that included a $321,000 gain on sale of business component).
●

Net income of $81,000 or $0.01 per share, in the first quarter of 2018 compared to a net income of $254,000 or $0.02 per share in the first quarter of 2017 (that included a $321,000 gain on sale of business component).

●	Adjusted EBITDA income of $340,000 compared with Adjusted EBITDA income of $450,000 in the first quarter of 2017(that included a $321,000 gain on sale of business component).

“We have started 2018 off well and we expect strong performance with solid profitability throughout the year.” said Anthony Angelini, President and Chief Executive Officer of TSS. “The foundational steps we have taken the last several years have positioned our data center lifecycle services well for continued growth and profitability into the future.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2018 financial results for Tuesday, May 15 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 46923530#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until June 14, 2018. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4692 3530#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS provides a comprehensive suite of services for the planning, design, system integration, deployment, maintenance, refresh and take-back of end-user and enterprise systems, including the mission-critical facilities they are housed in. TSS provides a single source solution for enabling technologies in data centers, operations centers, network facilities, server rooms, security operations centers, communication facilities and the infrastructure systems that are critical to their function. Our services consist of technology consulting, design and engineering project management, systems integration, systems installation and facilities maintenance for traditional and modular data centers. For more information, visit www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2016 and 2017 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,837	$2,268
Contract and other receivables, net	1,975	990
Costs and estimated earnings in excess of billings on uncompleted contracts	193	223
Inventories, net	94	134
Prepaid expenses and other current assets	115	114
Total current assets	4,214	3,729
Property and equipment, net	385	418
Goodwill	1,907	1,907
Intangible assets, net	525	561
Other assets	112	112
Total assets	$7,143	$6,727
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$2,647	$2,841
Deferred revenues	2,801	2,494
Total current liabilities	5,448	5,335
Convertible notes, less current portion, net	1,702	1,656
Deferred revenues – noncurrent portion	122	-
Other liabilities	46	41
Total liabilities	7,318	7,032
Stockholders’ Equity (Deficit)
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2018 and December 31, 2017; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2018 and December 31, 2017: 16,286 and 16,316 shares issued at March 31, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	68,935	68,886
Treasury stock 769 shares at cost at March 31, 2018 and December 31, 2017, respectively	(1,536)	(1,536)
Accumulated deficit	(67,576)	(67,657)
Total stockholders' equity (deficit)	(175)	(305)
Total liabilities and stockholders’ equity (deficit)	$7,143	$6,727

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2017	2016
Results of Operations:
Revenue	$4,849	$4,389
Cost of revenue, excluding depreciation and amortization	2,983	2,530
Gross profit	1,866	1,859
Operating expenses:
Selling, general and administrative	1,575	1,741
Depreciation and amortization	106	139
Gain on sale of assets	-	(321)
Total operating costs	1,681	1,559
Operating income	185	300
Interest income (expense), net	(93)	(77)
Other income (expense), net	-	-
Income before income taxes	92	223
Income tax expense (benefit)	11	(31)
Net income	$81	$254

Basic and diluted income per share:
Basic net income per share	$0.01	$0.02
Diluted net income per share	$0.00	$0.02

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2018	2017

Net income (loss)	$81	$254

Interest income (expense), net	93	77
Depreciation and amortization	106	138

Income tax expense (benefit)	11	(31)
EBITDA	$291	$438

Stock based compensation	49	10
Provision for bad debts	-	2
Adjusted EBITDA	$340	$450